Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Stephen Pelletier, Senior Vice President of Prudential Annuities Life Assurance Corporation (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2014

/s/ Stephen Pelletier Name: Stephen Pelletier Title: SeniorVice President, performing the functions of the principal executive officer as of the date of this Annual Report on Form 10-K

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.